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EXHIBIT 23.6

Consent of Independent Public Accounting Firm

Braemar Hotels & Resorts Inc.
Dallas, Texas

        We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Braemar Hotels & Resorts Inc of our report dated March 16, 2017, on our audit of the financial statements of Hotel Yountville, LLC as of and for the years ended September 30, 2016 and 2015, which report is included in the Braemar Hotels & Resorts Inc Current Report on Form 8-K/A filed with the Securities and Exchange Commission on July 17, 2017. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ GREEN & GREEN CPAS, Inc.

Green & Green CPAs

Valencia, California
April 25, 2018

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  EXHIBIT 23.6
Consent of Independent Public Accounting Firm